Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Third Quarter 2026 Financial Results
Atlanta - October 29, 2026 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended September 30, 2026.
•Net loss per common share of $0.92 compared to net income of $0.34 in Q2 2026
•Earnings available for distribution per common share(1) of $0.47 compared to $0.50 in Q2 2026
•Monthly common stock dividends totaling $0.36 per share, unchanged from Q2 2026
•Book value per common share(2) of $6.74 compared to $8.03 as of June 30, 2026
•Economic return(3) of (11.6)% compared to 3.8% in Q2 2026
•Debt-to-equity ratio of 7.6x compared to 6.3x as of June 30, 2026
•Economic debt-to-equity ratio(1) of 8.3x compared to 7.5x as of June 30, 2026

Update from Kevin Collins, Chief Executive Officer
“Economic growth remained resilient during the third quarter, but financial conditions tightened as investors increasingly priced in additional Federal Reserve rate hikes. Short-term Treasury yields rose on expectations for further monetary policy tightening, while longer-term yields increased on stronger growth expectations and concerns over elevated fiscal deficits and Treasury supply. Interest rate volatility also rose from the subdued levels of the second quarter, weighing on investor risk appetite and contributing to materially wider Agency RMBS spreads and modestly wider Agency CMBS spreads.
“Against this backdrop, our portfolio generated negative returns relative to Treasuries, although the impact was partially offset by improvement in swap spreads. Book value declined by 16.1% to $6.74 at quarter end, and when combined with our monthly dividends, resulted in an economic return of (11.6)% for the quarter.
“At quarter end, our $8.0 billion investment portfolio consisted of $6.6 billion of Agency RMBS, $0.7 billion of Agency TBA, and $0.7 billion of Agency CMBS. Our economic debt-to-equity ratio was 8.3x, and we maintained a sizable balance of unrestricted cash and unencumbered investments totaling $401.3 million. During the latter part of the quarter, we reduced our Agency CMBS allocation and redeployed proceeds into Agency RMBS opportunities, as spread widening created increasingly attractive risk-adjusted return potential within the sector. Importantly, financing markets remained orderly despite elevated market volatility. Our strong liquidity position, diversified financing relationships, and disciplined risk-management framework continue to position the Company well during periods of market uncertainty.
“Our outlook for both Agency RMBS and Agency CMBS remains constructive. While uncertainty surrounding inflation, monetary policy, and geopolitical developments remains elevated, recent spread widening has enhanced the relative value and prospective return potential of both sectors. Looking ahead, we believe Agency RMBS is well positioned to benefit from increased participation by GSEs, banks, money managers, and other institutional investors as compelling risk-adjusted returns continue to attract capital. Agency CMBS also remains attractive, supported by elevated yields, stable cash flow characteristics, and meaningful diversification benefits.
“We believe an eventual de-escalation of geopolitical tensions in the Middle East, coupled with moderation in interest rate volatility, could provide an additional tailwind for our target assets. Until then, we remain focused on maintaining prudent leverage, ample liquidity, and strategic portfolio diversification. We believe our measured approach positions us well to navigate uncertainty while seeking to deliver attractive risk-adjusted returns and create long-term shareholder value.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) and economic debt-to-equity ratio are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
(2) Book value per common share as of September 30, 2026 and June 30, 2026 is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($168.1 million as of September 30, 2026 and $168.6 million as of June 30, 2026), divided by total common shares outstanding.
(3) Economic return for the quarter ended September 30, 2026 is defined as the change in book value per common share from June 30, 2026 to September 30, 2026 of ($1.29); plus dividends declared of $0.36 per common share; divided by the June 30, 2026 book value per common share of $8.03. Economic return for the quarter ended June 30, 2026 is defined as the change in book value per common share from March 31, 2026 to June 30, 2026 of ($0.05); plus dividends declared of $0.36 per common share; divided by the March 31, 2026 book value per common share of $8.08.

1

Key performance indicators for the quarters ended September 30, 2026 and June 30, 2026 are summarized in the table below.

$ in millions, except share amounts	Q3 2026		Q2 2026		Variance
Average Balances (1)	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$7,574.3		$6,631.0		$943.3
Average borrowings	$6,754.7		$5,927.7		$827.0
Average total stockholders' equity	$973.6		$966.9		$6.7

U.S. GAAP Financial Measures
Total interest income	$99.0		$85.4		$13.6
Total interest expense	$65.0		$55.3		$9.7
Net interest income	$33.9		$30.1		$3.8
Total expenses	$5.2		$5.5		($0.3)
Net income (loss) attributable to common stockholders	($98.8)		$31.8		($130.6)

Average earning asset yields	5.23%		5.15%		0.08%
Average cost of funds	3.85%		3.73%		0.12%
Average net interest rate margin	1.38%		1.42%		(0.04)%

Period-end weighted average asset yields (2)	5.28%		5.29%		(0.01)%
Period-end weighted average cost of funds	3.97%		3.76%		0.21%
Period-end weighted average net interest rate margin	1.31%		1.53%		(0.22)%

Book value per common share (3)	$6.74		$8.03		($1.29)
Earnings (loss) per common share (basic)	($0.92)		$0.34		($1.26)
Earnings (loss) per common share (diluted)	($0.92)		$0.34		($1.26)
Debt-to-equity ratio	7.6	x	6.3	x	1.3	x

Non-GAAP Financial Measures (4)
Earnings available for distribution	$50.3		$47.1		$3.2
Effective interest expense	$45.1		$34.6		$10.5
Effective net interest income	$53.9		$50.9		$3.0

Effective cost of funds	2.67%		2.33%		0.34%
Effective interest rate margin	2.56%		2.82%		(0.26)%

Earnings available for distribution per common share	$0.47		$0.50		($0.03)
Economic debt-to-equity ratio	8.3	x	7.5	x	0.8	x
(1) Average earning assets, average borrowings and average total stockholders' equity are calculated based on the weighted month-end balances of mortgage-backed securities at amortized cost, repurchase agreement borrowings and total U.S. GAAP stockholders' equity, respectively.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment assumptions when appropriate.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($168.1 million as of September 30, 2026 and $168.6 million as of June 30, 2026), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Portfolio Composition
The following table summarizes certain characteristics of the Company's investment portfolio including TBAs as of September 30, 2026 and June 30, 2026.

	As of
	September 30, 2026			June 30, 2026
$ in thousands	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield (1)	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield (1)
Agency RMBS:
30 year fixed-rate pass-through coupon:
2.5%	39,229	0.5%	4.42%	—	—%	—%
3.0%	141,913	1.8%	4.54%	—	—%	—%
4.5%	1,180,562	14.8%	4.87%	1,257,214	15.4%	4.87%
5.0%	1,996,091	25.1%	5.20%	1,590,480	19.5%	5.18%
5.5%	1,958,635	24.6%	5.48%	1,901,626	23.4%	5.47%
6.0%	1,309,387	16.4%	5.91%	1,234,309	15.1%	5.91%
Total 30 year fixed-rate pass-through	6,625,817	83.2%	5.34%	5,983,629	73.4%	5.36%
Agency CMO	—	—%	—%	64,386	0.8%	8.83%
Agency CMBS	681,179	8.5%	4.68%	901,894	11.1%	4.62%
Subtotal	7,306,996	91.7%	5.28%	6,949,909	85.3%	5.29%
TBAs, at implied market value (2)
Agency TBA coupon:
5.0%	—	—%		542,191	6.6%
5.5%	157,748	2.0%		251,228	3.1%
6.0%	441,847	5.5%		407,603	5.0%
6.5%	60,299	0.8%		—	—%
Total Agency TBAs	659,894	8.3%		1,201,022	14.7%
Total investment portfolio including TBAs	7,966,890	100.0%		8,150,931	100.0%
(1) Period-end weighted average yield is based on amortized cost as of September 30, 2026 and June 30, 2026 and incorporates future prepayment assumptions when appropriate.
(2) The presentation of TBAs in the table above represents management's view of the investment portfolio and does not reflect how the Company records TBAs on its condensed consolidated balance sheets under U.S. GAAP. Under U.S. GAAP, the Company records TBAs that it does not intend to settle on the contractual settlement date as derivative financial instruments. The Company values TBAs on its condensed consolidated balance sheets at net carrying value, which represents the difference between implied market value and implied cost basis of the TBAs.
The following table summarizes certain characteristics of the Company's borrowings as of September 30, 2026 and June 30, 2026.

	As of
$ in thousands	September 30, 2026			June 30, 2026
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Repurchase agreements - Agency RMBS	6,182,973	3.97%	19	5,352,131	3.76%	26
Repurchase agreements - Agency CMBS	659,974	4.00%	26	858,272	3.76%	23
Total borrowings	6,842,947	3.97%	20	6,210,403	3.76%	25

3

The following tables summarize certain characteristics of the Company's interest rate swaps whereby the Company pays fixed interest rates and receives floating interest rates based on the secured overnight financing rate as of September 30, 2026 and June 30, 2026.

$ in thousands	As of September 30, 2026
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,200,000	1.52%	3.90%	1.6
3 to 5 years	1,330,000	1.58%	3.90%	4.1
5 to 7 years	600,000	3.71%	3.90%	6.4
7 to 10 years	925,000	4.16%	3.90%	9.3
Greater than 10 years	1,130,000	3.62%	3.90%	18.9
Total	5,185,000	2.72%	3.90%	7.9

$ in thousands	As of June 30, 2026
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,925,000	1.28%	3.68%	1.7
3 to 5 years	1,150,000	1.14%	3.68%	4.2
5 to 7 years	545,000	3.66%	3.68%	6.6
7 to 10 years	595,000	3.98%	3.68%	9.2
Greater than 10 years	550,000	2.44%	3.68%	20.5
Total	4,765,000	1.99%	3.68%	6.0
The following table summarizes certain characteristics of the Company's U.S. Treasury futures contracts as of September 30, 2026 and June 30, 2026.

	As of
	September 30, 2026	June 30, 2026
$ in thousands	Notional Amount - Short	Notional Amount - Short
10 year U.S. Treasury futures	740,000	600,000
Ultra 10 year U.S. Treasury futures	525,000	375,000
30 year U.S. Treasury futures	340,000	305,000
Total	1,605,000	1,280,000
Capital Activities
Dividends
During the three months ended September 30, 2026, the Company declared monthly common stock dividends totaling $0.36 per share and a Series C Preferred Stock dividend of $0.46875 per share.
Issuances of Common Stock
During the three months ended September 30, 2026, the Company issued 6,706,923 shares of common stock for net proceeds of $51.0 million through its at-the-market program.
Repurchases of Preferred Stock
During the three months ended September 30, 2026, the Company repurchased and retired 17,415 shares of Series C Preferred Stock with a carrying value of $421,000.

4

About Invesco Mortgage Capital Inc.
The Company is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. The Company is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., an independent global investment management firm.

Earnings Call
Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, October 30, 2026, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-982-7409
International:        1-212-287-1625
Passcode:         Invesco

An audio replay will be available until 5:00 p.m. ET on November 13, 2026 by calling:

866-363-1806 (North America) or 1-203-369-0194 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com. In addition, investors and others should note that the Company may announce material information to the public about the Company, the Company's plans, and the Company's financial performance and outlook through a variety of means, including the Company's website, press releases, SEC filings, and social media at www.linkedin.com/company/invesco-mortgage-capital-inc. in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information made public in such locations as such information could be deemed to be material information.

Cautionary Notice Regarding Forward-Looking Statements
This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the Agency RMBS, Agency CMBS and residential and commercial real estate markets), the market for our target assets, our expected financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, spreads, prepayment trends, financing sources, cost of funds, our anticipated leverage, liquidity, capital structure and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2025, which may be updated by subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

5

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands, except share data	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest income	98,961	85,408	72,916	264,010	217,386
Interest expense	65,035	55,308	55,302	172,936	163,222
Net interest income	33,926	30,100	17,614	91,074	54,164
Other income (loss)
Gain (loss) on investments, net	(402,062)	(21,226)	49,540	(478,228)	126,430
Gain (loss) on derivative instruments, net	277,682	31,584	(9,218)	322,145	(116,813)
Total other income (loss)	(124,380)	10,358	40,322	(156,083)	9,617
Expenses
Management fee – related party	3,626	3,329	2,662	9,929	8,489
General and administrative	1,557	2,125	1,803	5,599	5,507
Total expenses	5,183	5,454	4,465	15,528	13,996
Net income (loss)	(95,637)	35,004	53,471	(80,537)	49,785
Dividends to preferred stockholders	(3,153)	(3,165)	(3,261)	(9,508)	(9,899)
Gain (loss) on repurchase and retirement of preferred stock	(7)	3	(2)	(31)	44
Net income (loss) attributable to common stockholders	(98,797)	31,842	50,208	(90,076)	39,930

Other comprehensive income (loss)
Unrealized gain (loss) on mortgage-backed securities, net	—	—	—	—	229
Reclassification of unrealized (gain) loss on sale of mortgage-backed securities to gain (loss) on investments, net	—	—	—	—	(402)
Total other comprehensive income (loss)	—	—	—	—	(173)
Comprehensive income (loss) attributable to common stockholders	(98,797)	31,842	50,208	(90,076)	39,757

Earnings (loss) per share
Net income (loss) attributable to common stockholders
Basic	(0.92)	0.34	0.74	(0.95)	0.61
Diluted	(0.92)	0.34	0.74	(0.95)	0.61

6

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	September 30, 2026	December 31, 2025
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $7,120,811 and $5,879,318, respectively)	7,306,996	6,276,609
Cash and cash equivalents	215,078	56,040
Restricted cash	211,453	110,391
Due from counterparties	13,648	—
Investment related receivable	33,099	27,848
Derivative assets, at fair value	13,845	4,412
Other assets	684	594
Total assets	7,794,803	6,475,894
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	6,842,947	5,619,255
Derivative liabilities, at fair value	15,491	—
Dividends payable	13,092	25,845
Accrued interest payable	13,791	28,664
Accounts payable and accrued expenses	2,212	1,580
Due to affiliate	3,902	3,006
Total liabilities	6,891,435	5,678,350
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 6,724,806 and 6,854,131 shares issued and outstanding, respectively ($168,120 and $171,353 aggregate liquidation preference, respectively)	162,628	165,756
Common Stock, par value $0.01 per share; 134,000,000 shares authorized; 109,103,682 and 71,790,532 shares issued and outstanding, respectively	1,091	718
Additional paid in capital	4,512,341	4,209,977
Retained earnings (distributions in excess of earnings)	(3,772,692)	(3,578,907)
Total stockholders’ equity	903,368	797,544
Total liabilities and stockholders' equity	7,794,803	6,475,894

7

Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.
Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income and (gain) loss on repurchase and retirement of preferred stock. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity. In addition, certain gains and losses represent one-time events.
Furthermore, gains and losses have not been accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses may be reflected in net income whereas other gains and losses may be reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities were historically classified as available-for-sale securities, and changes in the valuation of these securities were recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of comprehensive income (loss).
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that is used to determine the amount, if any, of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.
Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.

8

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands, except per share data	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) attributable to common stockholders	(98,797)	31,842	50,208	(90,076)	39,930
Adjustments:
(Gain) loss on investments, net	402,062	21,226	(49,540)	478,228	(126,430)
Realized (gain) loss on derivative instruments, net (1)	(275,006)	32,412	49,189	(265,918)	198,313
Unrealized (gain) loss on derivative instruments, net (1)	17,274	(43,239)	(10,833)	6,058	4,348
TBA dollar roll income (2)	4,755	4,857	—	13,778	1,147
(Gain) loss on repurchase and retirement of preferred stock	7	(3)	2	31	(44)
Subtotal	149,092	15,253	(11,182)	232,177	77,334
Earnings available for distribution	50,295	47,095	39,026	142,101	117,264
Basic income (loss) per common share	(0.92)	0.34	0.74	(0.95)	0.61
Earnings available for distribution per common share (3)	0.47	0.50	0.58	1.50	1.79
(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of comprehensive income (loss) includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Realized gain (loss) on derivative instruments, net	275,006	(32,412)	(49,189)	265,918	(198,313)
Unrealized gain (loss) on derivative instruments, net	(17,274)	43,239	10,833	(6,058)	(4,348)
Contractual net interest income (expense) on interest rate swaps	19,950	20,757	29,138	62,285	85,848
Gain (loss) on derivative instruments, net	277,682	31,584	(9,218)	322,145	(116,813)
(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement compared to the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency RMBS, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of comprehensive income (loss).
(3)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Effective net interest income (1)	53,876	50,857	46,752	153,359	140,012
TBA dollar roll income	4,755	4,857	—	13,778	1,147
Total expenses	(5,183)	(5,454)	(4,465)	(15,528)	(13,996)
Subtotal	53,448	50,260	42,287	151,609	127,163
Dividends to preferred stockholders	(3,153)	(3,165)	(3,261)	(9,508)	(9,899)
Earnings available for distribution	50,295	47,095	39,026	142,101	117,264
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

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Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its borrowings. The Company adds back the net payments or receipts on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	September 30, 2026		June 30, 2026		September 30, 2025
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	65,035	3.85%	55,308	3.73%	55,302	4.52%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(19,950)	(1.18)%	(20,757)	(1.40)%	(29,138)	(2.38)%
Effective interest expense	45,085	2.67%	34,551	2.33%	26,164	2.14%

	Nine Months Ended September 30,
	2026		2025
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	172,936	3.83%	163,222	4.53%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(62,285)	(1.38)%	(85,848)	(2.39)%
Effective interest expense	110,651	2.45%	77,374	2.14%

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The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	September 30, 2026		June 30, 2026		September 30, 2025
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	33,926	1.38%	30,100	1.42%	17,614	0.90%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	19,950	1.18%	20,757	1.40%	29,138	2.38%
Effective net interest income	53,876	2.56%	50,857	2.82%	46,752	3.28%

	Nine Months Ended September 30,
	2026		2025
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	91,074	1.41%	54,164	0.94%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	62,285	1.38%	85,848	2.39%
Effective net interest income	153,359	2.79%	140,012	3.33%

Economic Debt-to-Equity Ratio
The following table shows the Company's debt-to-equity ratio and the Company's economic debt-to-equity ratio as of September 30, 2026 and June 30, 2026. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP and the impact of receivables and payables for unsettled trades (if any). The Company includes these types of TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company adjusts leverage for receivables and payables for unsettled trades (if any) because sales or purchases of MBS are recorded on the balance sheet on the trade date, while any corresponding changes to repurchase agreement borrowings are not recorded until the settlement date. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage REITs who present a similar non-GAAP measure of leverage.

	As of
$ in thousands	September 30, 2026	June 30, 2026
Repurchase agreements	6,842,947	6,210,403
Total stockholders' equity	903,368	990,321

Debt-to-equity ratio (1)	7.6	6.3
Economic debt-to-equity ratio (2)	8.3	7.5
(1)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(2)Economic debt-to-equity ratio is calculated as the ratio of (i) the sum of total repurchase agreement borrowings and TBAs at implied cost basis ($674.1 million as of September 30, 2026; $1.2 billion as of June 30, 2026) to (ii) total stockholders' equity.

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Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Average earning assets (1)	7,574,311	6,631,046	5,382,189	6,723,237	5,294,406
Average earning asset yields (2)	5.23%	5.15%	5.42%	5.24%	5.47%

Average borrowings (3)	6,754,709	5,927,725	4,889,782	6,021,714	4,799,047
Average cost of funds (4)	3.85%	3.73%	4.52%	3.83%	4.53%
(1)Average balances for each period are based on weighted month-end balances. Average earning assets do not include TBAs that are treated as derivative instruments under U.S. GAAP.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances. Average borrowings do not include the off-balance sheet financing component of TBAs that are treated as derivative instruments under U.S. GAAP.
(4)Average cost of funds is calculated by dividing annualized interest expense by average borrowings.

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